UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 17, 2025
Date of Report (date of earliest event reported)
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Lineage, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-42191 (Commission File Number)	82-1271188 (I.R.S. Employer Identification Number)
46500 Humboldt Drive Novi, Michigan 48377
(Address of principal executive offices and zip code)
(800) 678-7271
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LINE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement
On June 17, 2025, Lineage OP, LP (the “operating partnership”), operating partnership of Lineage, Inc. (the “Company”), issued and sold $500,000,000 aggregate principal amount of 5.250% Senior Notes due 2030 (the “notes”). The notes are senior unsecured obligations of the operating partnership and are fully and unconditionally guaranteed (the “guarantees”) by the Company, Lineage Logistics Holdings, LLC, and each other subsidiary of the Company (other than the operating partnership and certain excluded subsidiaries) that guarantees or is otherwise obligated in respect of the Company’s revolving credit and term loan agreement (collectively, the “Guarantors”).
The terms of the notes are governed by an indenture, dated as of June 17, 2025 (the “Base Indenture”), by and among the operating partnership, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of June 17, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the operating partnership, the Guarantors and the Trustee. The Indenture contains various restrictive covenants, including requirements to maintain a certain percentage of total unencumbered assets by the operating partnership and limit the operating partnership and its subsidiaries’ ability to incur indebtedness.
The notes bear interest at 5.250% per annum. Interest on the notes will be paid semi-annually on January 15 and July 15 of each year, commencing January 15, 2026, until the maturity date of July 15, 2030.
Prior to June 15, 2030 (one month prior to the maturity date of the notes) (the “Par Call Date”), the operating partnership may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 25 basis points less (b) accrued and unpaid interest thereon to, but excluding, the redemption date; and
•100% of the principal amount of the notes being redeemed,
plus, in either case, accrued and unpaid interest on the notes being redeemed to, but not including, the applicable redemption date.
On or after the Par Call Date, the operating partnership may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the notes being redeemed to, but not including, the applicable redemption date.
Certain events are considered events of default, which may result in the accelerated maturity of the notes, including:
•default for 30 days in the payment of any installment of interest under the notes;
•default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the Indenture shall not constitute a default in the payment of principal;
•failure by the operating partnership or any of the Guarantors to comply with any of the operating partnership’s or such guarantor’s respective other agreements in the notes or the Indenture with respect to the notes upon receipt by the operating partnership of notice of such default by the Trustee or by holders of not less than 25% in principal amount of the notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;
•failure to pay any debt (other than non-recourse debt) for monies borrowed by the operating partnership, any Guarantor or any of their respective Significant Subsidiaries (as defined in the Indenture) in an outstanding principal amount in excess of $100 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is, or has become, the primary obligation of the operating partnership or such Guarantor and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the operating partnership from the Trustee (or to the operating partnership and the Trustee from holders of at least 25% in principal amount of the outstanding notes); and
•certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee of the operating partnership the Guarantors, or any Significant Subsidiary or all or substantially all of their respective property.

The net proceeds from the offering were approximately $489 million, after deducting the initial purchasers discount and the operating partnership’s estimated offering expenses payable by the operating partnership. The operating partnership intends to use the net proceeds from the notes to repay amounts outstanding from time to time under its revolving credit facility and for other general corporate and working capital purposes.
The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the Securities Act. The notes were sold only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
The operating partnership and the Guarantors have entered into a Registration Rights Agreement, dated as of June 17, 2025 (the “Registration Rights Agreement”), pursuant to which the operating partnership and the Guarantors are obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the notes and related guarantees for a new issue of notes and related guarantees with terms substantially identical in all material respects to the notes and the guarantees registered under the Securities Act and to complete such exchange offer prior to June 17, 2026.
Copies of the Base Indenture, Supplemental Indenture, including the form of notes, and Registration Rights Agreement, the terms of which are incorporated by reference herein, are filed as Exhibit 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The descriptions of the Base Indenture, the Supplemental Indenture and the Registration Rights Agreement in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and Registration Rights Agreement, respectively.
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “could,” “should,” “would,” “seek,” “position,” “support,” “drive,” “enable,” “optimistic,” “target,” “opportunity,” “approximately” or “plan,” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the intended use of the net proceeds from the offering of the notes; risks and uncertainties related to market conditions; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in each of the Company’s reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect the Company’s business and financial performance. The Company discussed a number of additional material risks in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to the Company’s performance and financial condition. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Indenture, dated as of June 17, 2025, among Lineage OP, LP, Lineage, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2
First Supplemental Indenture, dated as of June 17, 2025, among Lineage OP, LP, Lineage, Inc., the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee, including a form of 5.250% Senior Notes due 2030.

10.1
Registration Rights Agreement, dated as of June 17, 2025, among Lineage OP, LP, Lineage, Inc., the other guarantors party thereto and J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage, Inc.
(Registrant)

June 17, 2025	/s/ Abigail Fleming
Date	(Signature)
Abigail Fleming
Chief Accounting Officer